Exhibit 99.1

INCONTACT REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

Software Segment Revenue Up 55% to Record $6.8 Million

Salt Lake City – May 7, 2009 – inContact, Inc. (NASDAQ: SAAS), the market leader in on-demand contact center software and agent optimization tools, today reported financial results for the first quarter ended March 31, 2009.

FIRST QUARTER FINANCIAL RESULTS

Revenue

Software segment revenue for the three months ended March 31, 2009 was $6.8 million, an increase of 55% from $4.4 million for the same period in 2008. Software segment revenue includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees related to software service product features.

Consolidated revenue for the three months ended March 31, 2009 was $21.0 million, an increase of 5% from $19.9 million for the same period in 2008. This reflects an increase of $2.4 million in Software segment revenue, which was partially offset by a decrease of $1.3 million in Telecom segment revenue that is largely related to expected attrition in the legacy component of this segment.

EBITDAS

Earnings before interest, taxes, depreciation and amortization, and stock-based compensation (EBITDAS) for the first quarter was a positive $142,000 versus a negative EBITDAS of $862,000 for the first quarter of 2008. First quarter 2009 EBITDAS was impacted by one-time expenses of $275,000 related to severance and recruiting fees. EBITDAS was also impacted by a non-cash charge of $236,000 related to the change in fair value of certain warrants. After removing these one-time and non-cash expenses, first quarter EBITDAS would have been a positive $653,000. EBITDAS is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Gross Margin

Gross margin percentage increased to 51% in the first quarter compared to 47% for the same period in 2008. The 4% improvement in gross margin percentage is attributable to our continuing increase of higher margin Software segment revenue as a result of increased sales of our inContact software.

Net Loss

Net loss for the first quarter was $1.7 million, or $0.05 per share, as compared to a net loss of $2.7 million or $0.09 per share for the same period in 2008. The net loss is attributable, in part, to $1.9 million of non-cash expenses, which included $1.3 million of depreciation and amortization, $388,000 of stock-based compensation, and $236,000 for the change in the fair value of certain warrants as well as one-time charges of $275,000 related to severance and recruiting fees.

HIGHLIGHTS SINCE JANUARY 1, 2009

•	Signed 30 new Software contracts during the quarter, 20 of which were with new companies, while 10 represent an expansion of business within existing customers.

•	Added a Fortune 500 distribution company to our customer base bringing the total to 16 customers in the Fortune 500.

•

Released Phase 2 of our next-generation inContact platform in April, with the next quarterly release scheduled for July. This new platform raises the bar on reliability, scalability, security and the ability to integrate with external applications, such as CRM systems.

•

Signed an agreement with a large international outsourced contact center with well over 25,000 agents and announced the completion of a successful pilot program with another large outsourced organization that has resulted in 2 initial contact center deployments.

•	Integrated inContact with Microsoft Dynamics™ CRM. The integration was featured at the Microsoft Convergence show in New Orleans, March 10-13, 2009.

•

Made the following additions to the Executive Team: Greg Ayers, Executive Vice President and Chief Financial Officer, Marc Cullers, Senior Vice President of Sales, and Durinda Biesman, Vice President of Client Services.

•	inContact was awarded the 2009 CRM Excellence Award from Customer Interaction Solutions Magazine and the Unified Communications Magazine 2008 Product of the Year Award.

“I am extremely pleased to once again report another strong quarter of financial performance and progress for inContact,” said Paul Jarman, CEO of inContact, Inc. “During the first quarter of 2009 we signed 30 new software contracts, 20 of which were with new companies. Software segment revenue grew to a record $6.8 million, a 55% increase from the year ago period.

“First quarter results further confirm the value of our business model. We continue to see growing interest in our products and services from a broad cross section of companies, including a number of large outsourced contact center organizations, which represent more than 10% of the total contact center marketplace. Through these relationships, we gain invaluable credibility and visibility and expose ourselves to significant vertical growth potential over time.

“We’re seeing positive trends that are driving our growth. Software-as-a-Service acceptance is accelerating, businesses are expanding their use of at-home agents and contact centers are looking for alternative solutions to capital expenses. Our inContact platform addresses these goals far better than premises-based solutions. With our leadership position, we continue to attract top industry talent as demonstrated with the most recent additions to our management.

“In summary, we have had a strong start to 2009. We are capitalizing on market trends and have the right product offerings that solve difficult customer problems. In short, our model is working. Speaking for myself and the entire management team, we are confident that the positive operational progress we have demonstrated to date will continue throughout 2009 and beyond.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our first quarter 2009 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-800-894-5910

International: +1-785-424-1052

Conference ID#: 7INCONTACT

An audio file of the call will be available after May 8, 2009 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until May 14, 2009:

Toll-free replay number: 1-800-283-7928

International replay number: +1-402-220-0866

(No replay pass code required)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$3,937	$4,096
Restricted cash	80	—
Auction rate preferred securities	—	50
Accounts and other receivables, net of allowance for uncollectible accounts of $1,798 and $1,871, respectively	8,795	8,176
Other current assets	1,375	1,065

Total current assets	14,187	13,387
Restricted cash	165	—
Property and equipment, net	8,599	8,369
Intangible assets, net	3,085	3,484
Goodwill	3,042	2,858
Auction rate preferred securities	100	175
Other assets	495	474

Total assets	$29,673	$28,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$1,312	$1,246
Trade accounts payable	7,021	7,039
Accrued liabilities	3,017	2,291
Accrued commissions	1,242	1,158
Deferred revenue	879	939

Total current liabilities	13,471	12,673
Long-term debt and capital lease obligations	7,000	5,756
Other long-term liabilities and deferred revenue	1,139	827

Total liabilities	21,610	19,256
Total stockholders’ equity	8,063	9,491

Total liabilities and stockholders’ equity	$29,673	$28,747

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (Unaudited)

(in thousands except per share data)

	Three months ended March 31,
	2009	2008
Revenue	$21,003	$19,881
Operating expenses:
Costs of revenue (excluding depreciation and amortization shown separately below)	10,225	10,508
Selling and marketing	4,165	4,194
General and administrative	5,693	5,461
Depreciation and amortization	1,257	1,452
Research and development	930	958

Total operating expenses	22,270	22,573

Loss from operations	(1,267)	(2,692)

Other income (expense):
Interest income	—	20
Interest expense	(187)	(55)
Change in fair value of warrants	(236)	—

Total other expense	(423)	(35)

Loss before income taxes	(1,690)	(2,727)
Income tax expense	13	3

Net loss	$(1,703)	$(2,730)

Net loss per common share:
Basic and diluted	$(0.05)	$(0.09)
Weighted average common shares outstanding:
Basic and diluted	31,071	31,026

Segment Reporting

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications plus the associated professional services and setup fees related to the software services product features. The Telecom segment includes all voice and data long distance services provided to customers. Operating segment revenues and profitability for the three months ended March 31, 2009 and 2008 were as follows (in thousands):

	Quarter Ended March 31, 2009
	Telecom	Software	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$14,176	$6,827	$21,003
Costs of revenue (excluding depreciation and amortization shown separately below)	9,958	267	10,225
Selling and marketing	1,199	2,966	4,165
General and administrative	3,434	2,259	5,693
Depreciation and amortization	814	443	1,257
Research and development	—	930	930

Loss from operations	$(1,229)	$(38)	$(1,267)

	Quarter Ended March 31, 2008
	Telecom	Software	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$15,511	$4,370	$19,881
Costs of revenue (excluding depreciation and amortization shown separately below)	10,415	93	10,508
Selling and marketing	1,409	2,785	4,194
General and administrative	3,426	2,035	5,461
Depreciation and amortization	713	739	1,452
Research and development	—	958	958

Loss from operations	$(452)	$(2,240)	$(2,692)

Reconciliation of Non-GAAP Measures:

“EBITDAS,” which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, and Stock-Based Compensation, is not a measure of financial performance under generally accepted accounting principles (GAAP). EBITDAS is provided for the use of the reader in understanding our operating results and is not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider EBITDAS in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of EBITDAS to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Quarter ended March 31,
	2009	2008
Net loss	$(1,703)	$(2,730)
Depreciation and amortization	1,257	1,452
Stock-based compensation	388	378
Interest expense, net	187	35
Income tax expense	13	3

EBITDAS	$142	$(862)

inContact Contact: Heather Hurst Communications Director 801-320-3591 heather.hurst@inContact.com	Investor Contact: Neal Feagans Feagans Consulting, Inc. 303-449-1184

inContact® is the registered trademark of inContact, Inc.